UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

SPORTS FIELD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54883	27-4841391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

176 East Main Street Westborough, MA 01581
(Address of Principal Executive Offices)

(508) 366-1000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 18, 2014, Sports Field Holdings, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Mr. Jeromy Olson pursuant to which Mr. Olson will serve as the Company’s Chief Executive Officer, effective September 19, 2014. Mr. Olson shall have such duties, responsibilities and authority as are commensurate and consistent with the position of Chief Executive Officer of a public company. The term of the Employment Agreement is for forty months (the “Initial Term”), provided however, that in the event that neither party has provided the other party with written notice by the date that is sixty days prior to the last day of the Initial Term or, if applicable, the Renewal Term (as hereinafter defined), of such party’s intent that the Employment Agreement terminate immediately upon expiration of such term, then the Employment Agreement shall be extended for subsequent six-month terms (each a “Renewal Term”).

The Company shall pay Mr. Olson a salary at a rate of Ten Thousand and 00/100 Dollars ($10,000) per month and, upon (i) the Company’s achieving revenues of at least $6,000,000 (subject to applicable operating margin requirements) or (ii) the Company completing an equity financing of at least $1,500,000, the salary will increase to $13,000 per month. Further, upon the Company’s achieving revenues of at least $15,000,000 (subject to applicable operating margin requirements) such base salary will increase to $16,000 per month. In addition, Mr. Olson will be eligible to earn an annual bonus (the “Bonus”) equal to the following, calculated cumulatively: (i) when the Company achieves annual Adjusted EBITDA (as defined below) of between $1.00 and $1,000,000, the Mr. Olson shall receive a cash bonus of 15.0% of such annual Adjusted EBITDA; (ii) when the Company achieves annual Adjusted EBITDA of between $1,000,001 and $2,000,000, Mr. Olson shall receive an additional cash bonus of 10.0% of such annual Adjusted EBITDA which exceeds $1,000,000; and (iii) when the Company achieves annual Adjusted EBITDA greater than $2,000,000, Mr. Olson shall receive an additional cash bonus of 5.0% of such annual Adjusted EBITDA which exceeds $2,000,000. “Adjusted EBITDA” shall mean earnings before interest, taxes, depreciation and amortization, the components of which shall be calculated in accordance with generally accepted accounting principles and as such components traditionally appear on the Company’s audited financial statements, excluding any and all expenses associated with (i) any share-based payment; (ii) any gain or loss related to derivative instruments; and (iii) any other non-cash expenses reasonably approved by the Board of Directors of the Company (the “Board”).

As further inducement for Mr. Olson to enter into the Employment Agreement, the Company shall issue Mr. Olson (i) 250,000 shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”) upon the execution of the Employment Agreement; (ii) an additional 250,000 shares of Common Stock on January 1, 2016, provided the Employment Agreement has not been terminated; (iii) qualified options to purchase 100,000 shares of Common Stock at $1.50 per share, which shall vest on December 31, 2015, under the employee qualified incentive option plan that will be established by the Company (the “Plan”), (iv) qualified options to purchase 100,000 shares of Common Stock at $1.75 per share, which shall vest on December 31, 2016, pursuant to the Plan and (v) qualified options to purchase 100,000 shares of Common Stock at $2.50 per share, which shall vest on December 31, 2017, pursuant to the Plan.

Pursuant to the merger clause set forth in Section 13(a) of the Employment Agreement, all prior agreements between Mr. Olson and the Company, including that certain Consulting Agreement dated August 29, 2014, are superseded by the Employment Agreement and are of no further effect.

The above description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such Employment Agreement, which is attached hereto as Exhibits 10.1 to this Current Report on Form 8-K.

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Item 3.02	Unregistered Sale of Equity Securities

Item 1.01 is hereby incorporated by reference.

The securities issued pursuant to the Employment Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Item 1.01 is hereby incorporated by reference.

Resignation of Chief Executive Officer and Chairman

On September 18, 2014, the Company was informed that, effective September 19, 2014, Joseph DiGeronimo shall resign from his positions as Chief Executive Officer and Chairman of the Board, and all other positions to which he may have been assigned, regardless of whether he served in such capacity. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer and Chairman

On September 18, 2014, the directors the Company approved the appointment of Mr. Jeromy Olson, the Company’s Chief Revenue Officer, as Chief Executive Officer and as Chairman of the Board of Directors, effective September 19, 2014. Below is a description of Mr. Olson’s professional work experience.

Jeromy Olson, age 44, Chief Executive Officer and Chairman of the Board

Mr. Jeromy Olson, age 44, combines over 19 years in senior management as well sales and sales training. Mr. Olson is currently an owner of NexPhase Global, a sales management and consulting firm that he founded in 2013. From 2012 to 2013, Mr. Olson was Vice President of Sales and Marketing for Precision Plating Inc., a company involved in precious metal fabrication. From 2007 to 2012, Mr. Olson was Area Sales Manager for Beckman Coulter, a Clinical Diagnostic company that focused on hospital laboratory equipment manufacturing.

Mr. Olson has an undergraduate degree from Northern Illinois University.

The Board believes that Mr. Olson's extensive experience in management, talent acquisition and development, sales strategy and implementation and market analysis will be critical in supporting the Company's growth plans. Additionally, the Board believes that Mr. Olson’s combination of financial reporting, predictive modeling and complex forecasting experience will be of great value to the Company as it continues to grow.

Family Relationships

Mr. Olson does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

NexPhase Global currently acts as the Company’s main outside sales representative. Mr. Olson is a founder and owner of NexPhase Global.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated September 18, 2014, between the Company and Jeromy Olson*
17.1	Letter of Resignation from Joseph DiGeronimo, dated September 18, 2014*

*filed herewith

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SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS FIELD HOLDINGS, INC.

Date: September 23, 2014	By:	/s/ Jeromy Olson
Jeromy Olson
Chief Executive Officer

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